CONFIDENTIAL TREATMENT REQUESTED FOR
PORTIONS OF THIS DOCUMENT

IBM Production Procurement Agreement
   Production Procurement Agreement #7SZ970156


This is an Agreement (Agreement), dated as of June 11, 1997, by and between International Business Machines Corporation (IBM), a New York corporation and Andrea Electronics Corporation (Supplier), a New York corporation.

Statement of Intent

It is IBM's intention to do business with Suppliers who remain competitive in providing IBM with leading-edge technology at favorable prices on acceptable terms and conditions. Accordingly, from time to time, IBM intends to assess Suppliers' competitiveness in terms of pricing, continuity of supply, quality improvement, and cost reduction, and to notify Supplier if IBM determines that the Supplier is not competitive with its fully qualified competitors so that the Supplier can in its sole discretion remedy the situation.

1.   PRODUCT:

In return for the prices paid by IBM under this Agreement, Supplier shall provide IBM with materials, products, components, documentation, spare parts and/or related services (Products) according to the terms and conditions of the Product Specification and Price List (PSPL) which is an Attachment to this Agreement and the Work Authorizations issued under Section 3.0 below, (each a "Work Authorization", collectively the "Work Authorizations").


2.   TERM AND TERMINATION:

This Agreement shall commence on the date of execution by the parties and shall continue in full force and effect unless earlier terminated as provided in this Agreement. Either party may terminate this Agreement for material breach of the other party upon (CONFIDENTIAL TREATMENT REQUESTED) days written notice.


3.   WORK AUTHORIZATION:

Only a Work Authorization in the form of a purchase order issued by IBM or its subsidiaries, in either electronic or hard copy form, provides authorization to the Supplier to perform any work or produce any products under this Agreement. Only procurement personnel of IBM or its subsidiaries have the authority to issue Work Authorizations or direct work activity under the terms and conditions of this Agreement.

4.   MOST FAVORED CUSTOMER:

The prices provided by Supplier to IBM under this Agreement should not exceed those offered to other customers purchasing similar products or services in like or lesser quantities under similar terms and conditions. If Supplier offers prices to other customers which are lower than those offered to IBM in like or lesser quantities during the same time period, then those prices shall become available to IBM at the time of their availability to that other customer. IBM and Supplier shall maintain the confidentiality of the prices provided to IBM.

5.   SUPPLIER ACTIONS:

5.1 PRODUCT MODIFICATIONS: No changes of any kind shall be made by Supplier in the form, fit or function of Products without IBM's prior written approval, which such approval shall not be unreasonably withheld.

5.2 WITHDRAWAL OF PRODUCTS: Supplier shall notify IBM (CONFIDENTIAL TREATMENT REQUESTED) prior to Supplier's withdrawal of any Product(s). IBM will then have (CONFIDENTIAL TREATMENT REQUESTED) to place orders and Supplier shall deliver such Product(s) before the withdrawal date or upon mutually agreed upon delivery terms.

6.   SUPPLIER REPRESENTATIONS/WARRANTIES:

6.1 REPRESENTATIONS AND WARRANTIES: Supplier represents and warrants: (i) it has the right to enter into this Agreement; (ii) Supplier's performance of this Agreement will not violate the terms of any license, contract, note or other obligation to which Supplier is a party or any statute, law, regulation or ordinance to which Supplier is subject, including, without limitation, all health, safety and environmental statutes, laws, regulations and ordinances;
(iii) no claim, lien, or action is pending or threatened against Supplier or its suppliers, subsidiaries, affiliates or parent company which would interfere with IBM's, its subsidiaries', distributors' or customers' use of the Products; (iv) the Products do not infringe any patent, trademark, copyright or other intellectual property rights of a third party; (v) none of the Products contain nor are any of the Products manufactured using ozone depleting substances including, without limitation, chlorofluorocarbons, halons, methyl chloroform and carbon tetrachloride; (vi) each of the Products at time of delivery to IBM is safe for its intended use, it being understood that Supplier makes no representation or warranty as to safety of any Product in the event that such Product is altered in any manner following delivery to IBM or used by IBM, the end user or any other party for other than its intended use, and (vii) all Products provided to IBM under this Agreement are new and do not contain anything used or reconditioned.

6.2 PRODUCT WARRANTY: The Supplier warrants that all Products provided to IBM are free from defects in design (except for designs provided by IBM), material and workmanship, and will conform to all of Supplier's Product representations, the representations in Section 6.1 and agreed-upon Product specifications. THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

7.   INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION:

Supplier shall own or have all rights and licenses under all U.S. and foreign copyrights and patents applicable to the Products, and Supplier grants IBM all rights and licenses necessary for IBM and its subsidiaries to exercise its right under this Agreement. Supplier agrees to defend, hold harmless, and indemnify IBM from and against any claim that Supplier's Product infringes any intellectual property rights or any claim arising from the failure of Supplier to comply with its warranties under Section (6.1). If such a claim of infringement is made the Supplier shall use commercially reasonable efforts to obtain for IBM the right to continue to use and market the Supplier's Product or replace it with noninfringing product.

8.   TRADEMARKS AND TRADE NAMES:

Neither party may use any of the other party's or its subsidiaries' trademarks, trade names or brand names without the other party's written consent.

9.   GENERAL:

9.1 CONFIDENTIALITY: IBM and Supplier agree that the pricing terms of this Agreement are confidential. All other exchanges of information between the parties pursuant to this Agreement shall be deemed nonconfidential, unless the parties have entered into a separate written confidentiality agreement.

9.2 NO AGENT: Supplier is an independent contractor and is not an agent of IBM for any purpose whatsoever. Each party is solely responsible for the acts of its employees and agents, including any negligent acts.

9.3 CHOICE OF LAW, WAIVER OF JURY TRIAL: This Agreement shall be governed by the laws of New York, without regard to any principles of conflicts of laws. The parties expressly waive any right they may have to a jury trial regarding disputes related to this Agreement.

9.4 FORCE MAJEURE: Neither IBM nor Supplier shall be in default or liable for any delay or failure of compliance with this Agreement due to an act of nature (e.g., flood, fire, explosion, breakdown of plant, casualty and accident), strikes, lockouts, labor disputes, public enemy (e.g., war, revolution and civil commotion), government action (e.g., injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government) or freight embargo (e.g., any blockage or embargo of financial transactions, commerce, trade, transportation and the like) beyond the control of the defaulting party and the defaulting party shall provide the nondefaulting party immediate notice of any such anticipated delay or failure of compliance; provided, however, that any such act shall not relieve the defaulting party's obligations hereunder and such party hereby agrees to perform its obligations as soon as practicable after the conditions causing such delay or failure have subsided.

9.5 ASSIGNMENT: IBM and Supplier shall not assign their rights or delegate or subcontract their duties under this Agreement without the prior written consent of the other party.

9.6 RIGHTS OF SUBSIDIARIES: IBM and its subsidiaries may exercise any of the rights of IBM under this Agreement.

9.7 SURVIVAL: The provisions set forth in Sections (CONFIDENTIAL TREATMENT REQUESTED) shall survive and continue after any expiration, termination or cancellation of this Agreement and shall remain in effect until fulfilled, and apply to respective successors and assigns.

9.8 WAIVER: In order for a waiver to be effective under this Agreement, it must be in writing signed by the party so waiving its rights. The waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances or of either party's remedies for such noncompliance.

9.9 ENTIRE AGREEMENT AND ORDER OF PRECEDENCE: This Agreement which incorporates the attached PSPL, together with Work Authorizations issued hereunder, constitute the entire Agreement between the parties with respect to the subject matter hereof. In the event of any conflict in these various documents, the order of precedence will be: (i) the quantity, price, payment and delivery terms of a Work Authorization; (ii) the PSPL; (iii) this Agreement; and (iv) the remaining terms of the Work Authorization.

9.10 AMENDMENTS: This Agreement may only be amended in writing signed by authorized representatives of each of the parties. To be effective, such amendment must specifically reference this Agreement.

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES         ANDREA ELECTRONICS
CORPORATION                             CORPORATION

By:

Name: (CONFIDENTIAL TREATMENT REQUESTED)



Title:    (CONFIDENTIAL TREATMENT REQUESTED)



Date:



Product Specification and Price List Attachment #001
To Production Procurement Agreement #7SZ970156

This Product Specification & Price List Attachment #001 (Attachment) incorporated under Agreement #7SZ970156 ("Agreement") is entered into by and between Andrea Electronics Corporation ("Andrea") and International Business Machines Corporation (IBM). The term of this Attachment shall be effective from July 30, 1997. (Attachment - Term).

1.   PRODUCT DESCRIPTION

The Product is a computer headset and plug converter which consists of headband, speaker, boom mounted microphone, cord with inline active noise cancellation electronics, cord jacks, miscellaneous peripheral devices and documentation for use with computer products which include but are not limited to hand held, mobile and desktop personal computers, lower form personal computers and personal computer peripherals and components, and application software and operating systems. The Product part numbers are set forth in Subsection 3.1. The Product is further described by the requirements set forth in the following specifications which are incorporated herein by reference:

(CONFIDENTIAL TREATMENT REQUESTED)

2.   PRODUCT REQUIREMENTS

2.1 PRODUCT WARRANTIES: Notwithstanding anything to the contrary, Supplier represents and warrants that at all times: (i) for a period of (CONFIDENTIAL TREATMENT REQUESTED), the Products shall operate (a) in accordance with all specifications and requirements in this Attachment, (b) in accordance with IBM's intended use of the Products, and (c) in or with IBM's products (including but not limited to system units, peripherals, application software and operating systems). Those Products that do not conform to this or any other Product warranties shall, at IBM's option, be repaired or replaced (or the purchased price paid shall be credited or refunded) by Supplier within (CONFIDENTIAL TREATMENT REQUESTED) of IBM's notification to Supplier, and Supplier agrees to reimburse IBM for all costs associated with such repair or replacement of Products; (ii) for Products that have a defect rate of (CONFIDENTIAL TREATMENT REQUESTED) of total Products purchased (Epidemic Defect Rate), Supplier shall, at IBM's option and within (CONFIDENTIAL TREATMENT REQUESTED) of IBM's notification to Supplier, repair or replace all Products (or, if IBM elects, the purchase price paid shall be credited or refunded) and Supplier shall, at IBM's option, reimburse IBM for all costs associated with such repair or replacement of products of IBM, IBM subsidiaries, and its and their distributors and end users; (iii) Supplier shall, at IBM's option and within (CONFIDENTIAL TREATMENT REQUESTED) of IBM's notification to Supplier, repair or replace Products (or the purchase price paid shall be credited or refunded) that are part of products that IBM, in its discretion, has recalled or provided other corrective actions for safety reasons associated with the Products, and Supplier shall, at IBM's option, reimburse IBM for all costs associated with such repair or replacement of Products of IBM, IBM subsidiaries, and its and their distributors and end users.

2.2 PRODUCT FIELD SUPPORT: In addition to the Product warranties, Supplier, at (CONFIDENTIAL TREATMENT REQUESTED) expense, shall provide all end user support and inquiries in support of the Product during the end user's warranty period of (CONFIDENTIAL TREATMENT REQUESTED); support IBM, its subsidiaries, distributors and all end user telephone calls regarding the Product by providing a published telephone number in each major geography and key countries to include North America, Europe, Latin America and Asia Pacific at a minimum of (CONFIDENTIAL TREATMENT REQUESTED) hours per day. With regards to Latin America, Supplier agrees to provide to IBM its schedule for implementation in Latin America, to be agreed to by the parties. Such information shall be included on the warranty documentation with the Product. In addition, Andrea shall:


     1) support IBM regarding the determination of whether there is a defect (patent or latent), error or other problem ("Defects") with the Product; and

     2) isolate and promptly correct all Defects with the Products, and provide such corrections to IBM in accordance with the parameters set forth below (these parameters are "time of the essence").

IBM shall notify Supplier to obtain a Return Material Authorization ("RMA") number prior to returning Products for non-conformance, which RMA Supplier agrees to promptly issue upon request. IBM shall furnish the following information with Products returned to Supplier: a) IBM's complete address,
b) name and telephone numbers of IBM's employee to contact in case of questions about the Product, c) a complete list of Products returned, (d) the nature of the defect or failure if known, and e) whether or not returned Products are in warranty.

2.3  PRODUCT CERTIFICATIONS:  REQUIRED PRODUCT CERTIFICATIONS:

     CE Mark
     Green Point/Dot

2.4 COO PRODUCT CERTIFICATION: Supplier hereby certifies that the Products purchased hereunder have the following country(ies) of origin. If there are any changes to this information, Supplier will notify IBM by providing a new country of origin certification signed by an authorized Suppliers' representative before shipping any Products other than those with the country of origin listed below for such Product. Supplier acknowledges that IBM will rely upon this certification, and timely updates to it, in making representations to IBM customers and to comply with various laws and regulations. If any part number listed has more than one country of origin, Supplier certifies that each country of origin is listed below, and Supplier agrees to deliver to IBM instructions regarding how IBM can distinguish each country of origin for part numbers with more than one country of origin.
                                                                    IS
PRODUCT MARKED WITH AN
 IBM ASSIGNED           PRODUCT      COUNTRY OF ORIGIN & COMPLETE    INDUSTRY
STANDARD 4L BARCODE
KIT PART NUMBER         DESCRIPTION           STREET ADDRESS
    (Y/N)

(CONFIDENTIAL TREATMENT REQUESTED)

The country of origin street address for the above part numbers is as follows:

               (CONFIDENTIAL TREATMENT REQUESTED)

2.5 COMPATIBILITY REQUIREMENTS: The Products shall be compatible with IBM Products and Supplier agrees to enhance or correct and test Products to ensure such compatibility.

2.6 TRANSLATIONS: The Product publications and warranty information shall be provided in a multilingual format to include at a minimum English, French, German, Italian and Spanish.

2.7 FIELD REPLACEMENT UNITS: During the term of this Agreement and for a period of (CONFIDENTIAL TREATMENT REQUESTED) thereafter, for each Product ordered by IBM under this Agreement Andrea shall maintain the capability to supply Field Replacement Units ("FRUs") packaged to IBM's specifications and at Andrea's expense in volumes (based on Andrea's quality performance) to be agreed to from time to time between the parties. The initial quantity of FRUs shall be (CONFIDENTIAL TREATMENT REQUESTED) of the units estimated to be delivered during the first year of this Agreement.

3.   PRICING

3.1 PRODUCT PRICING: Supplier shall make the Product available to IBM at the pricing specified in Exhibit 1, "Product Prices", attached hereto. The pricing in Exhibit 1 as expressed in Work Authorizations ("WAs," i.e., written or electronic IBM purchase orders or other electronic transactions that are expressly identified as an authorization to perform work under the Agreement or this Attachment) shall be the only charges due to the Supplier from IBM. Supplier warrants that the pricing in Exhibit 1 does not include sales taxes and that Supplier will not include any sales taxes on any Products purchased by IBM.

3.2 PAYMENTS: Supplier will invoice IBM upon IBM's receipt of Product at IBM's facilities. Terms for payment on all invoices will be net (CONFIDENTIAL TREATMENT REQUESTED) from receipt of an acceptable invoice by IBM. In the event payment is not received within such period, Supplier will notify IBM and IBM will make prompt payment of the amount due. Payment of invoices shall not be deemed acceptance of the Products. All prices are expressed in USA dollars.

3.3  WORK AUTHORIZATION LOGISTICS

Supplier will deliver Products as specified in WAs. The agreed to lead-time for IBM to issue WAs prior to delivery shall be (CONFIDENTIAL TREATMENT REQUESTED). IBM may provide a (CONFIDENTIAL TREATMENT REQUESTED) rolling estimated forecast for any quantities of Product that may be required. Supplier agrees to cooperate and use best efforts for cases where IBM requests a shorter lead-time. Any increase in the agreed to lead time must have IBM's prior written approval. Any requests to increase lead time by Supplier must be approved by IBM. Andrea shall use the (CONFIDENTIAL TREATMENT REQUESTED) rolling estimated forecast for planning purposes for long leadtime components for Products.

ANY PRODUCT QUANTITIES CITED IN OR IN SUPPORT OF THIS ATTACHMENT ARE PRELIMINARY ONLY AND SHALL NOT IN ANY WAY BE CONSTRUED AS A COMMITMENT AND ARE NON-BINDING. IBM MAKES NO REPRESENTATION OR WARRANTY AS TO THE QUANTITY OF PRODUCTS THAT IT WILL PURCHASE, IF ANY.

4.   DELIVERY LOGISTICS

4.1 DELIVERY POINT: All references to delivery as it applies to this Attachment shall mean delivery to one of the following IBM locations that may be further specified by IBM in a WA or separate letter: IBM Corporation, Raleigh, NC, IBM/Lotus Corporation, Cambridge, MA, and IBM Lotus/Corporation, Dublin, Ireland. The delivery point shall be the IBM locations specified herein. Prior to shipping the product from its shipping point, Andrea shall notify the IBM Business Coordinator that the shipment is ready and IBM will have option to change the shipping mode to air freight at IBM's expense.

4.2 ON-TIME DELIVERY: Products must be delivered no more than (CONFIDENTIAL TREATMENT REQUESTED) early and (CONFIDENTIAL TREATMENT REQUESTED) late. Time is of the essence. If Supplier cannot meet a scheduled delivery date, Suppler shall promptly notify IBM of Andrea's revised delivery date and IBM may, at its option, without limitation (i) cancel Products not delivered without charge, (ii) buy elsewhere and charge Supplier any cost differential,
(iii) charge the Supplier for any premium costs (including, without limitation, shipping and handling costs) incurred as a result of the late delivery and (iv) exercise all other remedies provided at law, in equity and in the Agreement (including this Attachment).

4.3 Supplier agrees that the date of manufacture for all Products purchased by IBM shall be less than (CONFIDENTIAL TREATMENT REQUESTED) from the date of delivery.

4.4  IBM INVENTORY BALANCE

IBM shall have the right to return any Product to Supplier and shall be entitled to the greater of (a) a full refund of any monies paid by IBM for the returned Product less a maximum (CONFIDENTIAL TREATMENT REQUESTED) handling/restocking charge, or (b) (CONFIDENTIAL TREATMENT REQUESTED) of the price paid by IBM. In addition, the parties agree to negotiate any payments due for scrap of parts, components, packaging material and documentation that was specified or customized for IBM.

5.   OEM ACCOUNTS

5.1 During the term of this Attachment, Supplier grants to IBM the right to disclose to its OEM Accounts information under this Attachment which shall include but not limited to Product description, pricing, leadtime, order placement contact, delivery and Product warranty information which will enable OEMs, at its discretion, to order Product under the terms of Attachment 1. At no time will any purchase orders from OEMs be construed by Andrea as a WA from IBM and IBM shall not be liable for any action or inaction of the OEM who elects to do business with Andrea.

6.   MARKETING PROGRAM

6.1 During the term of this Attachment, Andrea agrees with respect to each Product sold to IBM (i) to include in the package containing such Product Andrea's marketing and promotional materials which includes flyers, brochures and coupons, including discount coupons, that describe Andrea products and accessories ("Marketing Materials") whereby IBM, its subsidiaries, distributors and end-users may purchase additional Product and various Andrea products that may be required for certain computer configurations, including at a minimum a battery adapter for portable computers, other microphones, and accessories; (ii) to provide to IBM for IBM's prompt review and approval which shall not be unreasonably withheld all Marketing Materials prior to including the Marketing Materials as a part of the Product package. Andrea agrees to make reasonable changes to the Marketing Materials upon IBM request; (iii) to provide on a worldwide basis fulfillment services for all Andrea products, such services shall include: publish telephone numbers and Internet address to accept and fulfill orders; provide shipment and return capability; perform warranty services; and, provide maintenance and support as required, and (iv) to confirm that all Andrea products provided under the marketing program meet any agency or country compliance requirements where applicable.

6.2  MARKETING ASSISTANCE FROM ANDREA

During the term of this Attachment and upon IBM's reasonable request, Andrea will provide to IBM the following marketing assistance:

6.2.1     DEMONSTRATIONS

Andrea shall participate in demonstrations of IBM products at trade shows, conferences, and sales meetings (up to (CONFIDENTIAL TREATMENT REQUESTED) per year).

6.2.2     SALES CALLS

Andrea shall participate in executive sales calls with IBM marketing representatives on IBM's large prospects and major distributors (up to (CONFIDENTIAL TREATMENT REQUESTED) per year or more).

7.   TRADEMARKS

Notwithstanding the provision of Section 8, "Trademarks and Trade Names", of the Agreement, the parties agree as follows:

7.1  IBM TRADEMARKS

IBM hereby grants to Supplier to use of the IBM Via Voice(Trademark) trademark in Supplier's marketing and promotional materials.

7.2  USE OF IBM TRADEMARKS

Supplier agrees that the following shall govern the use of IBM's trademark. Supplier will use the appropriate trademark and trademark symbol (either "TM" or an R in a circle in a superscript in the United States and as appropriate under local law elsewhere) and clearly indicate the ownership of the trademark whenever the trademark is first displayed or mentioned in any advertisement, brochure, package or in any other manner in connection with the Products listed herein. The use of the Trademark shall only be in connection with the marketing of the Products and not with any other goods or services offered by Supplier and will only be used to make factual statements. At no time during the term of this Agreement, shall any name or trademark confusingly similar to IBM's trademark be used. The use of the trademark will not directly or indirectly create in or for you any right, title or interest in the trademark. Supplier agrees that the trademark together with the goodwill of the business symbolized thereby is the sole and exclusive properties of IBM. The use of Supplier by the trademark inure solely to the benefit of IBM. Supplier will not take any action to interfere with, challenge, register or claim any right in the trademark. Andrea's name or trademarks will not be displayed in a manner that suggests that its name or trademarks are part or related to the trademark. Supplier may not display IBM's trademark as prominent or more prominent than its name, trademarks, trade names or those of any third party. Upon request of IBM, Supplier agrees to change any promotional, advertising or related materials which IBM determines to be inaccurate, objectionable, misleading or a misuse of the trademark.

7.3  SUPPLIER TRADEMARKS

Supplier hereby grants to IBM, its subsidiaries and its and their successors, assigns, agents and distributors a nonexclusive, royalty-free right and license to use, in connection with the marketing of the Product, the product name(s) and trademark(s) used by supplier to identify the Product including any portions thereof. If Supplier informs IBM in writing that it objects to IBM's use of its Product names and trademarks, IBM will take reasonable steps to modify it.

8.   COMMUNICATIONS

All communications between the parties shall be carried out through the designated coordinators.

All procurement, business and administrative communications between the parties shall be conducted through the following "Business
     Coordinators":

(CONFIDENTIAL TREATMENT REQUESTED)

* Technical communications between the parties shall be conducted through the following "Technical Coordinators".

* All legal notices shall be sent to the following addresses and shall be deemed received (a) 2 Days after mailing if sent by certified mail, return receipt requested or (b) on the date confirmation is received if sent by facsimile transmittal, to the party set forth below:

(CONFIDENTIAL TREATMENT REQUESTED)

Each party may change its designated coordinators and/or addresses any time during the Attachment-Term by notifying the Business Coordinator (with a carbon copy to the Technical Coordinator or legal notice coordinator, as applicable) of the other party in writing.

9    TERMINATION

9.1 TERMINATION FOR CAUSE: Either party may terminate this Attachment for material breach by the other party or in the event that the other party becomes insolvent, files, or has filed against it, a petition in bankruptcy or undergoes a reorganization pursuant to a petition in bankruptcy. Such termination shall become effective (CONFIDENTIAL TREATMENT REQUESTED) after receipt of any such notice, unless the party receiving notice remedies the cause cited in such notice within such (CONFIDENTIAL TREATMENT REQUESTED) period. In the event Supplier terminates an Attachment as set forth in this Subsection 9.1, Supplier shall have the right to cancel all outstanding WAs. In the event IBM terminates an Attachment as set forth in this Subsection 9.1, Supplier shall immediately (a) cease all work and shall treat all applicable outstanding WAs in accordance with Subsection 9.2 as if all outstanding WAs were canceled for cause, (b) prepare and submit to IBM an itemization of all completed and partially completed Products under such WAs, and at IBM's sole option and only upon IBM's written direction, Supplier shall deliver to IBM the (i) number of IBM requested completed Products at the prices set forth in the applicable WA and (ii) IBM requested partially completed Products at a price to be agreed to by the parties, but in no event shall such price be greater than the per unit price of the Product, (c) allow IBM access to Andrea's premises to take possession of all IBM owned property or to file a security interest in such property, (d) return to IBM all IBM confidential information or property, if any, and (e) reimburse IBM for all reasonable costs associated with IBM locating and securing another supplier of the Product or a product that is a suitable substitute to the Product.
IBM shall also have all other remedies available at law, in equity and in the Agreement (including this Attachment).

9.1 WORK AUTHORIZATION CANCELLATION: IBM may at any time cancel WAs in total or in part, for convenience or cause by notifying Supplier, in writing. Cancellation will be effective immediately upon Andrea's receipt of the notice. Supplier will immediately cease all work under such WA in accordance with the cancellation notice. IBM shall have no liability if it cancels WAs for cause, and IBM shall have the right to return all Products that have not been used for a full refund. IBM shall also have any other remedies available at law, equity or in this Agreement. If IBM cancels WA(s) for convenience, IBM's total and maximum liability, and Andrea's sole and exclusive remedy, shall be limited to the actual and reasonable costs substantiated by Supplier within any authorization limits and cancellation schedules set forth in the Attachment and WA, provided, however, in no event, shall IBM's liability exceed the total outstanding balance of the canceled WAs. Supplier shall use all reasonable efforts to mitigate any IBM liabilities by returning to its suppliers, selling to others, or otherwise using any applicable materials, parts and subassemblies acquired or produced by Supplier in connection with the canceled WAs.

All amounts previously paid to Supplier shall be deducted from any amount so payable to Supplier and if such prior payments exceed the amount payable to Supplier under the applicable WA, Supplier agrees to refund the difference to IBM within 30 Days of the effective date of cancellation. The results of all work paid for by IBM under the applicable WA are the sole property of IBM and upon cancellation, the disposition of all such IBM property shall be in accordance with IBM's written instructions.

10   LIMITATION OF LIABILITY

In no event will IBM or its subsidiaries be liable for any lost revenue, lost profits or consequential, incidental or punitive damages, even if advised of the possibility of such damages. In no event shall IBM or its subsidiaries be liable to Supplier (i) under a Work Authorization for an amount greater than the amount due and unpaid under such Work Authorization, and (ii) under the Agreement (including this Attachment) for an amount greater than the amount due and unpaid under all outstanding Work Authorizations hereunder, as applicable.

11   SEVERABILITY

If any Section or Subsection of the Agreement, including this Attachment, is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such Section or Subsection in every other respect and the remainder of this Agreement shall continue in effect.

12   NO PUBLICITY

Supplier may reference the fact that IBM is a customer of the Supplier. The Supplier agrees not to disclose the specific terms of the Agreement (including this Attachment), except as may be required by law or government regulation.

13   SURVIVAL

The rights and obligations of Sections and Subsections 2.1, 2.2, 2.6, 7.0, 8.0, 10.0, 11.0 and 13.0 of this Attachment shall survive and continue after termination or expiration of this Attachment and shall remain in full force and effect, and shall bind the parties and their legal representatives, successors, heirs and assigns. The rights and obligations of this entire Attachment as they apply to WAs that are not terminated or canceled shall survive and continue after expiration of this Attachment and shall bind the parties and their legal representatives, successors, heirs and assigns until expiration or cancellation of such WAs.

14   ORDER OF PRECEDENCE

In accordance with Subsection 9.9, "Entire Agreement and Order of Precedence" of the Agreement, any terms in any Supplier documents such as acknowledgements, shipping instructions or other Supplier forms shall be void and of no effect.

15   COUNTERPARTS

This Attachment may be assigned in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same agreement. Any signed copy of this Attachment may by reliable means (e.g., photocopy or facsimile) is considered an original.

THIS ATTACHMENT, WAs ISSUED HEREUNDER, THE AGREEMENT THAT THIS ATTACHMENT IS ISSUED UNDER, AND THE CONFIDENTIALITY AGREEMENT (IF ANY) CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL COMMUNICATIONS AND UNDERSTANDINGS BETWEEN THE PARTIES, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Attachment to be signed by their respective duly authorized representatives.




ACCEPTED AND AGREED TO:            ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS MACHINES    ANDREA ANDREA ELECTRONICS CORPORATION
ELECTRONICS CORPORATION
CORPORATION

Authorized Signature:        Date         Authorized Signature
Date

(CONFIDENTIAL TREATMENT REQUESTED)

Printed Name                                       Printed Name

(CONFIDENTIAL TREATMENT REQUESTED)

Title:                                             Title:



                                       ATTACHMENT 1
                                      PRODUCT PRICES


PRODUCT           DESCRIPTION                                      FOB:
 (CONFIDENTIAL TREATMENT REQUESTED)



For (CONFIDENTIAL TREATMENT REQUESTED) from contract signing by the parties,


(CONFIDENTIAL TREATMENT REQUESTED).


(CONFIDENTIAL TREATMENT REQUESTED)